OPERATING AGREEMENT
                               OF
               RW LOUISVILLE HOTEL INVESTORS, LLC














     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR APPROVED OR DIS APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.


                       TABLE OF CONTENTS
                                                             Page

1.   Organization                                               1
     1.1  Formation                                             1
     1.2  Name and Place of Business                            1
     1.3  Business and Purpose of the Company                   1
     1.4  Term                                                  1
     1.5  Required Filings                                      1
     1.6  Registered Office and Registered Agent                1
     1.7  Certain Transactions                                  1

2.   Definitions                                                1

3.   Capitalization and Financing                               2
     3.1  Hurstbourne's Capital Contribution                    2
     3.2  Investors' Capital Contribution                       2
     3.3  Additional Capital Contributions                      2
     3.4  Liabilities of Members                                2
     3.5  Interest By Member                                    2

4.   Allocation of Tax Items                                    2
     4.1  Allocation of Net Income and Net Loss                 2
          4.1.1  Net Income Allocations                         2
          4.1.2  Net Loss Allocations                           2
     4.2  Special Allocations.                                  3
     4.3  Curative Allocations                                  4
     4.4  Contributed Property                                  4
     4.5  Recapture Income                                      4
     4.6  Allocation of Company Items                           4
     4.7  Assignment                                            4
     4.8  Power of Manager to Vary Allocations                  5

5.   Distributions                                              5
     5.1  Cash from Operations                                  5
     5.2  Cash From Sale or Refinancing                         5

6.   Compensation to the Manager and Affiliates                 5
     6.1  Manager's and Affiliates' Compensation                5
     6.2  Company Expenses                                      5
          6.2.1  Operating Expenses                             5
          6.2.2  Overhead of Members                            5

7.   Authority, and Responsibilities of the Manager             5
     7.1  Management                                            5
     7.2  Number, Tenure and Qualifications                     5
     7.3  Manager Authority                                     6
     7.4  Limitation on the Company's and the Manager's
          Authority                                             7
     7.5  Obligations of the Company and Manager                7
     7.6  Voting Rights of Member                               8
     7.7  Special Purpose Corporation                           9
     7.8  Administration of Company                             9
     7.9  Tax Matters Member                                    9
     7.10 Indemnification of Manager                            9
     7.11 No Personal Liability for Return of Capital           9
     7.12 Authority as to Third Persons                         9

8.   Rights, Authority and Voting of the                       10
     8.1  Members Are Not Agents.                              10
     8.2  Voting by a Member                                   10
     8.3  Member Vote; Consent of Manager                      10
     8.4  Meetings of the Members                              10
     8.5  Action Without Meeting                               10
     8.6  Rights of Members                                    10
     8.7  Return of Capital of Member                          11

9.   Resignation, Withdrawal or Insolvency of Members          11
     9.1  Resignation or Withdrawal of the Members             11
     9.2  Purchase of Member's Interest; Conversion to
          Economic Interest                                    11
     9.3  Purchase Price of a Withdrawing Member's Interest    11
     9.4  Damages                                              11

10.  Assignment of Membership Interest                         12
     10.1 Permitted Assignments                                12
     10.2 Substitute Manager                                   12
     10.3 Substituted Member                                   12
          10.3.1  Conditions to be Satisfied                   12
          10.3.2  Consent of Manager                           13
          10.3.3  Consent of Member                            13
          10.3.4  Loss of Rights                               13
          10.3.5  Removal of Member                            13
     10.4 Rights of Economic Interest Owner                    13
     10.5 Right to Inspect Books                               13
     10.6 Transfer Subject to Law                              14
     10.7 Transfer in Violation Not Recognized                 14

11.  Books, Records, Accounting and Reports                    14
     11.1 Records, Audits and Reports                          14
     11.2 Delivery to Members and Inspection                   14
     11.3 Quarterly Report                                     15
     11.4 Tax Information                                      15

12.  Termination and Dissolution of the Company                15
     12.1 Termination of Company                               15
     12.2 Certificate of Cancellation.                         15
     12.3 Liquidation of Assets                                15
     12.4 Distributions Upon Dissolution                       16
     12.5 Liquidation of Member's Interest                     16
     12.6 Dissassociation of Manager                           16
     12.7 Continuation of Company                              16

13.  Miscellaneous                                             16
     13.1 Counterparts                                         16
     13.2 Successors and Assigns                               16
     13.3 Severability                                         16
     13.4 Notices                                              16
     13.5 Manager's Address                                    17
     13.6 Governing Law                                        17
     13.7 Captions                                             17
     13.8 Gender                                               17
     13.9 Time                                                 17
     13.10  Additional Documents                               17
     13.11  Descriptions                                       17
     13.12  Advice of Counsel                                  17
     13.13  Partition                                          17
     13.14  Integrated and Binding Agreement                   18




                      OPERATING AGREEMENT
                               OF
              RW LOUISVILLE HOTEL ASSOCIATES, LLC


     This Operating Agreement, effective this 13th day of May, 1998, is entered into by and among RW Hurstbourne Hotel, Inc., a Delaware corporation ("Hurstbourne"), and RW Louisville Hotel Investors, L.L.C. a Delaware limited liability company ("Investors"), pursuant to the Act on the following terms and conditions.

1.   Organization.

     1.1 Formation. On May 13, 1998 a Certificate of Formation was filed in the office of the Secretary of State of Delaware in accordance with and pursuant to the Act.

     1.2 Name and Place of Business. The name of the Company shall be RW Louisville Hotel Associates, LLC, and its principal place of business shall be is 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339. The Manager may change such name, change such place of business or establish additional places of business of the Company as the Manager may determine to be necessary or desirable.

     1.3  Business and Purpose of the Company.  The purpose for which
the  Company  is  organized is limited solely  to:   (a)  owning,
holding,  selling,  leasing, transferring, exchanging,  operating and managing that 268 room hotel known as the Holiday Inn located
at  1325  Hurstbourne  Lane,  Louisville,  Kentucky   ("Mortgaged
Premises"); (b) entering into the Loan Documents with the Lender;
(c) refinancing the Mortgaged Premises in connection with a permitted repayment of the Mortgage Loan; and (d) transacting any and  all  lawful business for which the limited liability company may be organized under the laws of the State of Delaware that  is
incident,   necessary  and  appropriate  to   accomplishing   the
foregoing.

     1.4 Term. The term of this Agreement shall be the period of duration of the Company provided in the Certificate of Formation, unless the Company is sooner dissolved as provided in this Agreement.

     1.5 Required Filings. The Manager shall execute, acknowledge, file, record and/or publish such certificates and documents, as may be required by this Agreement or by law in connection with the formation and operation of the Company.

     1.6 Registered Office and Registered Agent. The Company's initial registered office and initial registered agent shall be
as  provided  in  the Certificate of Formation.   The  registered
office  and registered agent may be changed from time to time  by the Manager by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

     1.7 Certain Transactions. Any Manager, Owner, or any Affiliate, or any shareholder, officer, director, employee, partner, member or any person owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, whether or not competitive with the Company including, but not limited to, the acquisition, syndica tion, ownership, financing, leasing, operation, maintenance, management, brokerage, construction and development of property similar to the Mortgaged Premises and no Manager, Owner or other person or entity shall have any interest in such other business or venture by reason of their interest in the Company.

2. Definitions. Definitions for this Agreement are set forth on Exhibit A and are incorporated herein.

3.   Capitalization and Financing.

     3.1 Hurstbourne's Capital Contribution. Upon execution of this Agreement, Hurstbourne shall contribute $1 and a 1% undivided interest in the Mortgaged Premises subject to the existing indebtedness in favor of GECC Capital Corporation, which is to be refinanced in full by the Mortgage Loan.

     3.2 Investor's Capital Contribution. Upon execution of this Agreement, Investors shall contribute $99 and a 99% undivided interest in the Mortgaged Premises subject to the existing indebtedness in favor of GECC Capital Corporation, which is to be refinanced in full by the Mortgage Loan.

     3.3 Additional Capital Contributions. If the Manager determines that the Company requires cash in addition to the initial Capital Contributions in order to carry out the purposes of this
Agreement  or  to carry on the business of the Company,  no  more than 30 days after the written request of the Manager, each Owner shall contribute to the Company his pro rata share, based on
Percentage  Interests, of the additional capital  required.   The
requirement to make additional Capital Contributions shall not be
required   with  respect  to  any  cost,  expense  or   liability
involuntarily incurred by the Company.

     3.4 Liabilities of Members. Except as specifically provided in this Agreement, neither the Manager nor any Member shall be required to make any additional contributions to the Company and no Manager or Member shall be liable for the debts, liabilities, contracts, or any other obligations of the Company, nor shall the Manager or the Members be required to lend any funds to the Company or to repay to the Company, any Member, or any creditor of the Company any portion or all of any deficit balance in a Member's Capital Account.

     3.5 Interest By Member. Notwithstanding any other provision in this Agreement, the Members, other than the Manager, shall maintain a 1% interest in Net Income, Net Loss, Distribution and
Capital Accounts.

4.   Allocation of Tax Items.

     4.1 Allocation of Net Income and Net Loss. For each fiscal year, the Net Income and Net Loss of the Company shall be allocated as follows:

          4.1.1 Net Income Allocations. After giving effect to the special allocations set forth in Sections 4.2 and 4.3, Net Income for any fiscal year shall be allocated as follows:

               (1) First, between the Members in proportion to and to the extent of Net Loss allocated to the Members pursuant to
     Section 4.1.2(b) until the aggregate Net Income allocated to the Members pursuant to this Section 4.1.1(a) for such fiscal year and all previous fiscal years is equal to the aggregate Net Loss allocated to the Members pursuant to Section 4.1.2(b) for all previous fiscal years;

               (2)  Thereafter, 1% to Hurstbourne and 99% to Investors.

          4.1.2 Net Loss Allocations. After giving effect to the special allocations set forth in Sections 4.2 and 4.3, Net Loss for any fiscal year shall be allocated as follows:

               (1) First, among the Members in proportion to and to the extent of Net Income allocated to the Members under Section 4.1.1(b) until the aggregate Net Loss allocated pursuant to this Section 4.1.2(a) for such fiscal year and all previous fiscal years equals the aggregate Net Income allocated to the Members pursuant to Section 4.1.1(b) for all previous fiscal years; provided that Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year;

               (2)  Thereafter, 1% to Hurstbourne and 99% to Investors.

     4.2  Special Allocations.

               (1) Qualified Income Offset. Except as provided in Section 4.2(c), in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury
     Regulations    Sections   1.704-1(b)(2)(ii)(d)(4),    1.704-
     1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.

               (2) Gross Income Allocation. Net Loss shall not be allocated to any Member to the extent such allocation would cause any Member to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Member has an Adjusted Capital
     Account Deficit at the end of any fiscal year, each such Member shall be specially allocated items of Company gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.

               (3) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This
     Section 4.2(c) is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provisions shall not apply to the extent the Member's share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Nonrecourse Debt, and such Member bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member contributes cash to the capital of the Company that is used to repay the Nonrecourse Debt, and the Member's share of the net decrease in Company Minimum Gain results from the repayment.

               (4) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, except Section 4.2(c), if there is a net decrease in Member Minimum Gain, any Member with a share of that  Member  Minimum  Gain  (as determined  under  Treasury
     Regulations Section 704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such year
     (and, if necessary, subsequent years) in an amount equal to such
     Member's  share of the net decrease in Member Minimum  Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases  to  be  Member Nonrecourse Debt due  to  conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt.  This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.
(1)
               (5) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated 1% to Hurstbourne and 99% to Investors, and each Member's share of excess
     Nonrecourse Debt shall be in the same proportion.

               (6) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any fiscal year shall be allocated to the Member who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

               (7) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code
     Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss
     (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

     4.3 Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

     4.4 Contributed Property. Notwithstanding any other provision of this Agreement, the Members shall cause depreciation and or cost recovery deductions and gain or loss attributable to Property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

     4.5 Recapture Income. The portion of each Member's distributive share of Company Net Income that is characterized as ordinary income pursuant to Section 1245 or 1250 of the Code shall be proportionate to the amount of Net Income or Net Loss which included the corresponding depreciation deductions that were
allocated  to  such  Member  as  compared  with  the  amount   of
depreciation deductions allocated to all Members.

     4.6 Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Net Income or Net Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Net Income or Net Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Net Income or Net Loss was realized shall be allocated to the Owner in the same proportion.

     4.7  Assignment.

          4.7.1 In the event of the assignment of an Interest, the Net Income and Net Loss arising from other than a sale or refinancing of  Company Property shall be allocated as between the Owner  and the  assignee based upon the number of months of their respective ownership during the year in which the assignment occurs, without regard  to  the  results of the Company's operations  during  the period  before or after such assignment.  Distributions shall  be made  to  the  Owner  or  the assignee as  of  the  date  of  the
Distribution.   An assignee who receives an Interest  during  the
first 15 days of a month will receive any allocations relative to such month. An assignee who acquires an Interest on or after the sixteenth day of a month will be treated as acquiring the Interest on the first day of the following month. Net Income and Net Loss from a sale or refinancing of Property will be allocated between the Owner and its assignee as of the date of any such transaction.

          4.7.2 In the event of the assignment of the Manager's Interest, the allocations of Net Income or Net Loss shall be as agreed between the Manager and its assignee. In the absence of an agreement, the Net Income, Net Loss and Distributions shall be allocated in a manner similar to that provided in Section 4.7.1.

     4.8 Power of Manager to Vary Allocations. It is the intent of the Members that each Member's share of Net Income and Net Loss be determined and allocated in accordance with Section 704(b) of the Code and the provisions of this Agreement shall be so
interpreted.   Therefore,  if  the  Company  is  advised  by  the
Company's  legal  counsel that the allocations provided  in  this
Section 4 are unlikely to be respected for federal income tax purposes, the Manager is hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Section 704(b) of the Code and effect the plan of allocations and distributions provided for in this Agreement.

5.   Distributions.

     5.1  Cash from Operations.  Except as otherwise provided  in
Section 12, Distributable Cash with respect to each fiscal year shall be distributed 1% to Hurstbourne and 99% to Investors.

     5.2 Cash From Sale or Refinancing. Except as otherwise provided in Section 12, Cash From Sale or Refinancing shall be distributed to the Members in the following order of priority:

          5.2.1 First, to repay the Mortgage Loan or any other outstanding debt; and

          5.2.2     Second, 1% to Hurstbourne and 99% to Investors.

6.   Compensation to the Manager and Affiliates.

     6.1 Manager's and Affiliates' Compensation. No Manager, Owner or any Affiliates shall receive any compensation from the Company for services rendered or to be rendered to the Company.

     6.2  Company Expenses.

          6.2.1 Operating Expenses. The Company shall pay directly, or reimburse the Manager as the case may be, for all of the costs and expenses of the Company's operations.

          6.2.2 Overhead of Members. No Member nor any Affiliate shall be reimbursed for overhead expenses incurred in connection with the business of the Company.

7.   Authority, and Responsibilities of the Manager.

     7.1 Management. The business and affairs of the Company shall be managed by its Manager. Except as otherwise set forth in this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities
customary   or  incident  to  the  management  of  the  Company's
business.

     7.2 Number, Tenure and Qualifications. The Company shall have one Manager which shall be Hurstbourne. The Manager shall hold office until such Manager withdraws or resigns.

     7.3 Manager Authority. The Manager shall have all authority, rights and powers conferred by law (subject only to Section 7.4) and those required or appropriate to the management of the Company's business, which, by way of illustration but not by way of limitation, shall include the right, authority and power to cause the Company to:

          7.3.1 Acquire, hold, develop, lease, rent, operate, sell, exchange, subdivide and otherwise dispose of Property including the Mortgaged Premises;

          7.3.2 Borrow money, and, if security is required therefor, to pledge or mortgage or subject Property to any security device, to obtain replacements of any mortgage or other security device  and to  prepay, in whole or in part, refinance, increase, modify, con
solidate,  or extend any mortgage or other security device.   All
of the foregoing shall be on such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interest of the Company;

          7.3.3     Enter into such contracts and agreements as the Manager
determines   to   be  reasonably  necessary  or  appropriate   in
connection with the Company's business and purpose;

          7.3.4 Employ persons in the operation and management of the business of the Company;

          7.3.5 Prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Members;

          7.3.6 Open accounts and deposits and maintain funds in the name of the Company in banks, savings and loan associations, "money market" mutual funds and other instruments as the Manager may deem in its discretion to be necessary or desirable;

          7.3.7 Cause the Company to make or revoke any of the elections referred to in the Code (the Manager shall have no obligation to make any such elections);

          7.3.8 Select as its accounting year a calendar or fiscal year as may be approved by the Internal Revenue Service (the Company initially intends to adopt the calendar year);

          7.3.9 Determine the appropriate accounting method or methods to be used by the Company;

          7.3.10 Require in any Company contract that the Manager shall not have any personal liability, but that the person or entity contracting with the Company is to look solely to the Company and its assets for satisfaction;

          7.3.11    Lease personal property for use by the Company;

          7.3.12 Establish reserves from income in such amounts as the Manager may deem appropriate;

          7.3.13 Represent the Company and the Members as "tax matters partner" within the meaning of the Code in discussions with the Internal Revenue Service regarding the tax treatment of items of Company income, loss, deduction or credit, or any other matter reflected in the Company's returns, and, if deemed in the best interest of the Members, to agree to final Company administrative adjustments or file a petition for a readjustment of the Company items in question with the applicable court;

          7.3.14 Hold an election for a successor Manager before the resignation, expulsion or dissolution of the Manager;

          7.3.15 Initiate legal actions, settle legal actions and defend legal actions on behalf of the Company;

          7.3.16 Perform any and all other acts which the Manager is obligated to perform hereunder; and

          7.3.17 Execute, acknowledge and deliver any and all instruments to effectuate the foregoing and take all such actions in connection therewith as the Manager may deem necessary or appropriate. Any and all documents or instruments may be executed on behalf and in the name of the Company by the Manager.

     7.4 Limitation on the Company's and the Manager's Authority. Notwithstanding any provision contained herein to the contrary and for as long as the Mortgage Loan is outstanding neither the Company, the Manager, nor any Affiliate shall have any authority or power to take any of the following actions:

          7.4.1 The Company shall not incur indebtedness other than the Mortgage Loan except for liabilities incurred in the ordinary course of its business that are related to the ownership and operation of the Mortgaged Premises;

          7.4.2     The Company shall not engage in any dissolution,
liquidation,   consolidation,  merger   or   sale   of   all   or
substantially all of its assets;

          7.4.3 The Company shall not enter into a transaction with Affiliates except for transactions on an arms length basis and on commercially reasonable terms.

          7.4.4 The Company shall not amend Sections 1.3, 7.3, 7.4, 7.5, 7.6, 10.1.5, 12.1 and 14.2 of this Agreement without (a) the consent of the Lender, or (b) after the securitization of the Mortgage Loan only if the Company receives (i) confirmation from each of the applicable rating agencies that such amendment would not result in the qualification, withdrawal or downgrade of any securities rating and (ii) approval of the amendment by the Lender or its assigns.

     7.5 Obligations of the Company and Manager. The Company and the Manager shall each:

          7.5.1 Maintain books and records separate from any other person or entity;

          7.5.2 Maintain its bank account separate from any other person or entity;

          7.5.3 Not commingle its assets with those of any other person or entity and hold all of its assets in its own name;

          7.5.4     Conduct its own business in its own name;
1.1.1
          7.5.5 Maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity;

          7.5.6 File its tax returns separate from those of any other entity and not file a consolidated tax return with any other entity;

          7.5.7 Pay its own liabilities and expenses only out of its own funds (except that the Company may acquire the Mortgaged
Premises with proceeds from the Mortgage Loan);

          7.5.8 Observe all Company or corporate, as appropriate, and other organizational formalities;

          7.5.9 Maintain an arm's length relationship with its Affiliates and enter into a transaction with Affiliates only on commercially reasonable terms;

          7.5.10 Pay the salaries of its own employees from its own funds;

          7.5.11 Maintain a sufficient number of employees in light of its contemplated business operations;

          7.5.12 Not guaranty or become obligated for the debts of any other entity or person (except as provided or permitted in the Loan Documents);

          7.5.13 Not hold out its credit as being available to satisfy the obligations of any other person or entity (except as provided or permitted in the Loan Documents);

          7.5.14 Not acquire the obligations or securities of its Affiliates or owners, including partners, members or shareholders as appropriate;

          7.5.15 Not make loans to any other person or entity or buy or hold evidences of indebtedness issued by any other person or entity (other than cash and investment grade securities);

          7.5.16 Allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

          7.5.17 Use separate stationery, invoices and checks bearing its own name;

          7.5.18 Not pledge its assets for the benefit of any other person or entity (except as provided or permitted in the Loan
Documents);

          7.5.19    Hold itself out as a separate entity;

          7.5.20 Correct any known misunderstandings regarding its separate identity;

          7.5.21 Not identify itself as a division of any other person or entity; and

          7.5.22 Maintain adequate capital in light of its contemplated business operations.

     7.6 Voting Rights of Member. Notwithstanding any other provision of this Agreement, the Company shall not without the prior written unanimous consent of all of the members of the Company do any of the following:

          7.6.1 File or consent to the filing of any bankruptcy, insolvency or reorganizational case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protections of debtors generally;

          7.6.2 Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its properties;

          7.6.3 Make any assignment for the benefit of the creditors of the Company;

          7.6.4     Take any action in furtherance of any of the foregoing;

          7.6.5 Amend the Certificate of Formation of this Agreement with respect to any provisions the amendment of which is not prohibited by the Certificate of Formation.

     7.7 Special Purpose Corporation. For so long as the Mortgage Loan is outstanding, Hurstbourne shall be a Special Purpose
Corporation as required by the Lender under the Mortgage Loan and Hurstbourne shall own at least a 1% Interest in the Company.

     7.8  Administration of Company.  So long as it is the Manager and
the   provisions   of   this  Agreement  for   compensation   and
reimbursement of expenses of the Manager are observed, the Manager shall have the responsibility of providing continuing management support, including decisions regarding the sale or refinancing or other disposition of Property.

     7.9 Tax Matters Member. The Members hereby appoint Hurstbourne to act as the "tax matters partner."

     7.10 Indemnification of Manager. The Manager, its shareholders, Affiliates, officers, directors, partners, employees, agents and assigns, shall not be liable for, and shall be indemnified and held harmless (to the extent of the Company's assets) from, any loss or damage incurred by them, the Company or the Members in connection with the business of the Company, including costs and reasonable attorneys' fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith, which shall not constitute gross negligence or willful malfeasance, pursuant to the authority granted, to promote the interests of the Company.

     7.11 No Personal Liability for Return of Capital. The Manager shall not be personally liable or responsible for the return or repayment of all or any portion of the Capital Contribution of any Member of any loan made by any Member to the Company, it being expressly understood that any such return of capital or repayment of any loan shall be made solely from the assets (which shall not include any right of contribution from any Member) of the Company.

     7.12 Authority as to Third Persons.

          7.12.1 No third party dealing with the Company shall be required to investigate the authority of the Manager or secure the approval or confirmation by any Member of any act of the Manager in connection with the Company business. No purchaser of any property or interest owned by the Company shall be required to determine the right to sell or the authority of the Manager to sign and deliver any instrument of transfer on behalf of the Company, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.

          7.12.2    The Manager shall have full authority to execute on
behalf   of  the  Company  any  and  all  agreements,  contracts,
conveyances,  deeds,  mortgages and other  instruments,  and  the
execution   thereof  by  one  or  more  officers  of  Hurstbourne
executing on behalf of the Company shall be the only execution necessary to bind the Company thereto. No signature of any Member shall be required.

          7.12.3 The Manager shall have the right by separate instrument or document to authorize one or more individuals or entities to execute leases and lease-related documents on behalf of the Company and any leases and documents executed by such agent shall be binding upon the Company as if executed by the Manager.

8.   Rights, Authority and Voting of the Member.

     8.1 Members Are Not Agents. Pursuant to Section 7 and the Certificate of Formation, the management of the Company is vested in the Manager. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company.

     8.2  Voting by a Member.  Members shall be entitled to cast one
vote   for   each  Percentage  Interest  attributable  to   their
Membership Interest. Except as otherwise specifically provided in this Agreement, Members shall have the right to vote only upon the following matters:

          8.2.1 Admission of the Manager or election to continue the business of the Company after the Manager ceases to be the Manager when there is no remaining Manager;

          8.2.2     Amendment of this Agreement;

          8.2.3 Any merger or combination of the Company or roll-up of the Company.

          8.2.4 Dissolution and winding up of the Company as set forth in Section 12.1; and

          8.2.5 Election to continue the business of the Company as set forth in Section 12.1.3 when there is a Dissolution Event.

     8.3 Member Vote; Consent of Manager. Except as specifically provided in this Agreement, matters upon which the Members may vote shall require a Majority Vote of the Members and the consent of the Manager to pass and become effective. Any amendment to this Agreement shall require the unanimous consent of the Members.

     8.4 Meetings of the Members. Meetings of Members shall be called by Manager at its discretion.

     8.5 Action Without Meeting. Except as otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Member.

     8.6 Rights of Members. No Member or Owner shall have the right or power to: (i) withdraw or reduce its Capital Contribution to
the   Company,  except  as  a  result  of  the  dissolution   and
termination of the Company or as otherwise provided in this Agreement or by law; (ii) bring an action for partition against the Company; or (iii) demand or receive property other than cash in return for his Capital Contribution. Except as provided in this Agreement, no Member or Owner shall have priority over any other Member or Owner either as to the return of Capital Contribu tions or as to allocations of the Net Income, Net Loss or Distributions of the Company. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the contribution of each Member is to be returned.

     8.7 Return of Capital of Member. In accordance with the Act, an Owner may, under certain circumstances, be required to return to the Company, for the benefit of the Company's creditors, amounts previously distributed to the Owner. If any court of competent jurisdiction holds that any Owner is obligated to make any such payment, such obligation shall be the obligation of such Owner and not of the Company, the Manager or any other Owner.

9.   Resignation, Withdrawal or Insolvency of Members.

     9.1   Resignation or Withdrawal of the Members.  Subject  to
Section 10, a Member shall not resign or withdraw as a Member or do any act that would require its resignation or withdrawal.

     9.2 Purchase of Member's Interest; Conversion to Economic Interest. Upon the occurrence of any event that would cause a person to cease to be a Member under the Act, including a Dissolution Event when the remaining Members elect to continue the business of the Company, the remaining Member shall, subject to the provisions of the Act, elect one of the two following provisions:

          9.2.1 The disassociated Member's interest in the Distributions and allocations of Net Income and Net Loss set forth in this Agreement shall be purchased by the Company for a purchase price equal to the aggregate fair market value of the Member's Interest determined according to the provisions of
Section 9.3. The purchase price of such interest shall be paid by the Company to the Member in cash within 60 days of determination of the aggregate fair market value or, at the Company's option, said debt may be evidenced by a promissory note bearing interest at the Prime Rate, which shall be due and payable upon the earlier of (i) expiration of five years or
(ii) the sale or other disposition of all of the Property in the normal and ordinary course as contemplated herein; or

          9.2.2 The Member's interest in the Net Income, Net Loss and Distributions, and assets of the Company will be converted into an Economic Interest which will entitle such Member to its share of Net Income, Net Loss and Distributions in accordance with this Agreement, but no voting or other rights with respect to management or operation of the Company other than those granted to an Economic Interest Owner.

     9.3 Purchase Price of a Withdrawing Member's Interest. The fair market value of a Member's Interest to be purchased by the Company pursuant to Section 9.2 shall be determined by agreement between the Member and the Company, which agreement is subject to approval by a unanimous vote of the Members. For this purpose, the fair market value of the interest of the terminated Member shall be computed as the amount which could reasonably be expected to be realized by such Member upon the sale of the Mortgaged Premises in the ordinary course of business at the time of  the  event specified in Section 9.2.  If the Member  and  the
Company  cannot  agree  upon  the  fair  market  value  of   such
Membership Interest within 30 days, the fair market value thereof shall be determined by appraisal, the Company and the terminated Member each to choose one appraiser and the two appraisers so chosen to choose a third appraiser. In the event that one Member does not select an appraiser within 30 days after the end of the 30-day period indicated above, then the only appraiser shall be the one selected by the Member who selected the appraiser. The appraisers shall make their decision within 60 days and the decision of a majority of the appraisers (or the one appraiser in the event both Members do not select an appraiser) as to the fair market value of such Membership Interest shall be final and binding and may be enforced by legal proceedings. The terminated Member and the Company shall each compensate the appraiser appointed by it and the compensation of the third appraiser shall be borne equally by such parties.

     9.4  Damages.  The provision set forth herein shall not affect
any   claim  for  damages  the  Company  may  have  against   the
withdrawing Member (or Manager) if such withdrawal or resignation is in violation of this Agreement. The Company shall have the right to offset against any payments due under this Section 9 any damages that the Company may incur as a result of a withdrawal or resignation of a Member (or Manager) in contravention of this Agreement.

10.  Assignment of Membership Interest.

     10.1 Permitted Assignments. Except as otherwise provided in this Agreement, an Owner may not sell, assign, hypothecate, encumber or otherwise transfer any part or all of its interest in the Company except with the consent of a Majority Vote of the Members, which consent may be withheld by such Members in their sole and absolute discretion and without reason or for any reason whatsoever. If the Members consent to the transfer, the interest may only be transferred to the proposed transferee within the time period approved by the Members, or within 90 days of such consent on the proposed terms and price, if later. All costs of the transfer, including reasonable attorneys' fees (if any), shall be borne by the transferring Owner.

          10.1.1 Any assignment or transfer of a Member's interest provided for by this Agreement can be an assignment or transfer of all of its interest or any portion or part of its interest.

          10.1.2 Any transfer of all or a part of any Member's interest may be made only pursuant to the terms and conditions contained in this Section 10.

          10.1.3 Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Member's interest and accepted by the Members pursuant to a Majority Vote.

          10.1.4 The assignor and assignee shall have executed, acknowledged, and delivered such other instruments as the Members pursuant to a Majority Vote, may deem necessary or desirable to effect such substitution.

          10.1.5 Notwithstanding the above, no assignment or transfer shall be allowed to the extent it is prohibited or would cause a default under the Loan Documents.

          10.1.6 Notwithstanding the above, no direct or indirect transfer may be made in the event the transferee will own more
than  49%  of  the  Membership  Interests,  either  directly   or
indirectly, unless such transfer is conditioned upon the delivery of an acceptable non-consolidation opinion to the holder of the Mortgage Loan and to any applicable rating agency concerning, as
applicable,   the  Company,  the  new  transferee  and/or   their
respective owners.

     10.2 Substitute Manager. Upon acceptance by the Members of an assignment by the Manager, any assignee of such Manager's interest in compliance with this Section 10 shall be substituted as the Manager.

     10.3 Substituted Member.

          10.3.1 Conditions to be Satisfied. No Economic Interest Owner shall have the right to become a Substituted Member unless the
Manager  shall consent thereto in accordance with Section  10.3.2 and all of the following conditions are satisfied:

               (1) A duly executed and acknowledged written instrument of assignment shall have been filed with the Company, which instrument shall specify the Membership Interest being assigned and set forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Member in his place;

               (2) The assignor and assignee shall have executed, acknowledged and delivered such other instruments as the Manager may deem necessary or desirable to effect such substitution, which may include an opinion of counsel regarding the effect and legality of any such proposed transfer, and which shall include the written acceptance and adoption by the Economic Interest Owner of the provisions of this Agreement; and

               (3) A transfer fee sufficient to cover all reasonable expenses connected with such substitution shall have been paid to the Company.

          10.3.2 Consent of Manager. The consent of the Manager shall be required to admit an Economic Interest Owner as a Substituted
Member.   The  granting or withholding of such consent  shall  be
within the sole and absolute discretion of the Manager.

          10.3.3 Consent of Member. By executing or adopting this Agreement, each Member hereby consents to the admission of additional or Substituted Members, and to any Economic Interest Owner becoming a Substituted Member upon consent of the Manager and in compliance with this Agreement.

          10.3.4 Loss of Rights. A Member shall cease to have the power to exercise any rights with respect to that portion of the assigning Member's Membership Interest that is assigned to a Substituted Member. In the event that Member has assigned all of the Member's Membership Interest when the assignee becomes a Substituted Member, the assigning member shall cease to be a Member and shall cease to have the power to exercise any rights of a Member.

          10.3.5 Removal of Member. In the event a Member assigns all of its Economic Interest upon the sole determination by the other
Member, the Company may purchase from such Member and the Member shall transfer to the Company for the consideration of $100, all of the Member's remaining rights in the Company, and the assigning Member shall cease to be a Member. Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interest from a Member who transfers a Membership Interest in violation of this Section 10 is not unreasonable under the circumstances existing as of the date hereof. No such purchase by the Company of the remaining rights and interest of the Member shall operate to make a Member's assignee a Substituted Member. An Economic Interest Owner shall only become a Substituted Member in accordance with Section
10.3.3.

     10.4 Rights of Economic Interest Owner. An Economic Interest Owner shall be entitled to receive Distributions from the Company
attributable  to  the  interest  acquired  by  reason   of   such
assignment from and after the effective date of the assignment; provided, however, that notwithstanding anything herein to the contrary, the Company shall be entitled to treat the assignor of such interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income and Net Loss or Distributions, or for the transmittal of reports or accounting until the written instrument of assignment has been received by the Company and recorded on its books. The effective date of such assignment shall be the date on which all of the requirements of this Section have been complied with, subject to
Section 4.7.

     10.5 Right to Inspect Books. Economic Interest Owners shall have no right to inspect the Company's books or records, to vote on Company matters, or to exercise any other right or privilege as Members, until they are admitted to the Company as Substituted Members except as provided in the Act.

     10.6 Transfer Subject to Law. No assignment, sale, transfer, exchange or other disposition of any Membership Interest may be made except in compliance with the applicable governmental laws and regulations, including state and federal securities laws.

     10.7 Transfer in Violation Not Recognized. Any assignment, sale, exchange or other transfer in contravention of the provisions of this Section 10 shall be void and ineffectual and shall not bind or be recognized by the Company.

11.  Books, Records, Accounting and Reports.

     11.1 Records, Audits and Reports. The Company shall maintain at its principal office the Company's records and accounts of all
operations   and  expenditures  of  the  Company  including   the
following:

          11.1.1 A current list in alphabetical order of the full name and last known business or resident address of each Owner and Manager, together with the Capital Contribution and the share in profits and losses of each Owner;

          11.1.2 A copy of the Certificate of Formation and all amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto were executed;

          11.1.3 Copies of the Company's Federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

          11.1.4 Copies of this Agreement and any amendments thereto together with any powers of attorney pursuant to which any written accounting or any amendments thereto were executed;

          11.1.5 Copies of any financial statements of the Company, if any, for the six most recent years; and

          11.1.6 The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

     11.2 Delivery to Members and Inspection.

          11.2.1 Each Member has the right, upon reasonable written request for purposes related to the interest of that person as a member, to receive from the Company:

               (1) True and full information regarding the status of the business and financial condition of the Company;

               (2) Promptly after becoming available, a copy of the Company's federal, state and local income tax returns for each year;

               (3) A current list of the name and last known business, residence or mailing address of each Member and Manager;

               (4) A copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed;
     and

               (5) True and full information regarding the amount of cash and description and statement of the agreed value of any property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

     11.3 Quarterly Report. The Manager will cause the Company, at the Company's expense, to prepare a quarterly reports containing a balance sheet and an income statement. Copies of such state ments shall be distributed to each Member within 30 days after the close of each quater.

     11.4 Tax Information. The Manager shall cause the Company, at the Company's expense, to prepare and timely file income tax returns for the Company with the appropriate authorities, and shall cause all Company information necessary in the preparation of the Owners' individual income tax returns to be distributed to the Owners not later than 75 days after the end of the Company's fiscal year.

12.  Termination and Dissolution of the Company.

     12.1 Termination of Company. Subject to the provisions of the Loan Documents while the Mortgage Loan is outstanding and to the provisions of Section 7.4 the Company shall be dissolved, shall terminate and its assets shall be disposed of, and its affairs wound up upon the earliest to occur of the following:

          12.1.1 Upon the happening of any event of dissolution specified in the Certificate of Formation;

          12.1.2 A determination by the Manager, with a Majority Vote, to terminate the Company;

          12.1.3 The occurrence of a Dissolution Event with respect to the Manager; or

          12.1.4    The expiration of the term of the Company.

Notwithstanding the foregoing, while the Mortgage Loan is outstanding, the Company shall not dissolve for so long as one solvent Member exists and upon the occurrence of any Dissolution Event the remaining Members shall vote to continue the Company and the consent of a majority of the remaining Members shall be sufficient to continue the Company.

     12.2 Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 12.1, the Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Cancellation in such form as shall be required by the Act.

     12.3 Liquidation of Assets. Upon a dissolution and termination of the Company, the Manager (or in case there is no Manager, the Members or person designated by a Majority Vote) shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

          12.3.1 To the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets;

          12.3.2 To the setting up of any reserves as required by law for any contingent liabilities or obligations of the Company;
provided, however, that said reserves shall be deposited  with  a bank  or  trust company in escrow at interest for the purpose  of
disbursing  such  reserves  for  the  payment  of  any   of   the
aforementioned  contingencies  and,  at  the  expiration   of   a
reasonable  period, for the purpose of distributing  the  balance
remaining  in  accordance  with  remaining  provisions  of   this
Section 12.3; and

          12.3.3    To the Owners in proportion as set forth in Section
5.1,   after   giving   effect  to  all  Capital   Contributions,
Distributions and allocations for all periods, including the period during which such Distribution occurs.

     12.4 Distributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all Distributions and its Capital Contributions, and shall have no recourse therefor (upon dissolution or otherwise) against any Manager or any Member.

     12.5 Liquidation of Member's Interest.  If there is a Liquidation
of   a   Member's  interest  in  the  Company,  any   liquidating
Distribution pursuant to such Liquidation shall be made  only  to the  extent of the positive Capital Account balance, if  any,  of such Member for the taxable year during which such Liquidation occurs after proper adjustments for allocations and Distributions
for  such  taxable  year  up to the time  of  Liquidation.   Such
Distributions shall be made by the end of the taxable year of the Company during which such Liquidation occurs, or if later, within 90 days after such Liquidation.

     12.6 Dissassociation of Manager. Notwithstanding Section 12.1, in the event of a Dissolution Event or other dissassociation of the Manager from the Company, the Company shall appoint a new Special Purpose Corporation as the Manager and deliver an
acceptable  non-consolidation  opinion  to  the  holder  of   the
Mortgage Loan and to any applicable rating agency concerning,  as
applicable,   the  Company,  the  new  Manager  Special   Purpose
Corporation and its owners.

     12.7 Continuation of Company.  The Company shall continue and not
dissolve   in  the  event  of  a  Dissolution  Event   or   other
disassociation of a Member other than the Manager.

13.  Miscellaneous.

     13.1 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     13.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

     13.3 Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.
1.1
     13.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Member or Economic Interest Owner entitled thereto, by personal service or by mail, posted to the address maintained by the Company for such person or at such other address as he may specify in writing.

     13.5 Manager's Address. The name and address of the Manager is as follows:

          RW Hurstbourne Hotel, Inc.
          2859 Paces Ferry Road, Suite 700
          Atalanta, Georgia 30339

     13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     13.7 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

     13.8 Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.

     13.9  Time.   Time  is of the essence with respect  to  this
Agreement.

     13.10 Additional Documents. Each Member, upon the request of the Manager, shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, providing acknowledgment before a Notary Public of any signature made by a Member.

     13.11 Descriptions. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

     13.12 Advice of Counsel. Each Member represents and warrants that it has received the advice of independent counsel of its own
choosing  with  respect  to  the  meaning  and  effect  of   this
Agreement. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or
its   counsel  drafted  the  provision.  Each  Member  shall   be
responsible for its own attorneys' fees in the preparation of this Agreement and formation of the Company.

     13.13     Partition.  The Members agree that the assets of the
Company   are  not  and  will  not  be  suitable  for  partition.
Accordingly, each of the Members hereby irrevocably waives any and all rights that he may have, or may obtain, to maintain any action for partition of any of the assets of the Company.

     13.14 Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof, and there are no other agreements,understandings, representations or warranties among the Members other than those set forth herein except the Subscription Documents. This Agreement may be amended only as provided in this Agreement.

     IN WITNESS WHEREOF, the undersigned have set their hands to this Agreement as of the date first set forth in the preamble.

                              RW   HURSTBOURNE  HOTEL,  INC.,   a
                              Delaware corporation


                              By:

                                Its:


                              RW   LOUISVILLE  HOTEL   INVESTORS,
                              L.L.C.,    a    Delaware    limited
                              liability company


                              By:

                                Its:


                           Exhibit A

                          Definitions


     "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

     "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's
Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which the Member is obligated to restore and the Member's share of Member Minimum Gain and Company Minimum Gain and;

          (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
     1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

     "Affiliate" shall mean (i) any person directly or indirectly controlling, controlled by or under common control with another person; (ii) a person owning or controlling 10% or more of the outstanding voting securities of such other person; (iii) any officer, director or partner of such other person; and (iv) if such other person is an officer, director or partner, any company for which such person acts in any capacity. The term "person" shall include any natural person, corporation, partnership, trust, unincorporated association or other legal entity.

     "Agreement" shall mean this Operating Agreement, as amended from time to time.

     "Book Gain" shall mean the excess, if any, of the fair market value of the Property over its adjusted basis for federal income tax purposes at the time a valuation of the Property is required under this Agreement or Treasury Regulations
Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

     "Book Loss" shall mean the excess, if any, of the adjusted basis of Property for federal income tax purposes over its fair market value at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

     "Book Value" shall mean the adjusted basis of Property for federal income tax purposes increased or decreased by Book Gain, Book Loss, Built-In Gain and Built-In Loss as reduced by depre ciation, amortization or other cost recovery deductions, or otherwise, based on such Book Value.

     "Built-In Gain (or Loss)" shall mean the amount, if any, by which the agreed value of contributed Property exceeds (or is lesser than) the adjusted basis of Property contributed to the Company by a Member immediately after its contribution by the Member to the capital of the Company.

     "Capital Account" with respect to any Member (or such Member's assignee) shall mean such Member's initial Capital
Contribution adjusted as follows:

          (i)  A Member's Capital Account shall be increased by:

               (a)  such Member's share of Net Income;
               (b) any income or gain specially allocated to a Member and not included in Net Income or Net Loss;

               (c) any additional cash Capital Contribution made by such Member to the Company; and

               (d) the fair market value of any additional Capital Contribution consisting of property contributed by such Member to the capital of the Company reduced by any liabilities assumed by the Company in connection with such contribution or to which the property is subject.

          (ii) A Member's Capital Account shall be reduced by:

               (a)  such Member's share of Net Loss;

               (b) any deduction specially allocated to a Member and not included in Net Income or Net Loss;

               (c)   any  cash Distribution made to such  Member;
     and

               (d) the fair market value, as agreed to by the Manager and the Members pursuant to a Majority Vote, of any Property (reduced by any liabilities assumed by the Member in connection with the Distribution or to which the distributed Property is subject) distributed to such Member; provided that, upon liquidation and winding up of the Company, unsold Property will be valued for Distribution at its fair market value and the Capital Account of each Member before such Distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Company then sold the Property for its fair market value. Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the Property.

     Property other than money may not be contributed to the Company except as specifically provided in this Agreement. Property of the Company may not be revalued for purposes of calculating Capital Accounts unless the Manager and the Members pursuant to a Majority Vote agree on the fair market value of the Property and Company complies with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g); provided, however, for purposes of calculating Book Gain or Book Loss (but not for purposes of adjusting Capital Accounts to reflect the contribution and distribution of such Property), the fair market value of Property shall be deemed to be no less than the outstanding balance of any nonrecourse indebtedness secured by such Property.

     The Capital Account of a Substituted Member shall include the Capital Account of his transferor. Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b). References in this Agreement to the Treasury Regulations shall include corresponding subsequent provisions.

     "Capital Contribution" shall mean the gross amount of cash actually contributed by a Member to the capital of the Company pursuant to Section 3 and the agreed upon fair market value of a contributing Members equity in any property actually contributed pursuant Section 3. In the plural, "Capital Contributions" shall mean the aggregate amount contributed by all of the Members in the Company.

     "Cash From Operations" shall mean the net cash realized by the Company from the operations of the Company (exclusive of Cash From Sale or Refinancing) after payment of all cash expenditures of the Company, including, but not limited to, operating expenses, including all fees payable to the Manager or
Affiliates, all payments of principal and interest on indebtedness, expenses for repairs and maintenance, capital improvements and replacements, and such reserves and retentions as the Manager reasonably determines to be necessary and desirable in connection with Company operations with its then existing assets and any anticipated acquisitions any proceeds.

     "Cash From Sale or Refinancing" shall mean the net cash realized by the Company from the sale, financing, refinancing or other disposition of the Property after retirement of any debt secured by the Property and payments of all cash expenditures related to the transaction (and after establishing any reserves the Manager may deem reasonably necessary), and cash from any source other than Cash From Operations. Cash From Sale or Refinancing shall include, but not be limited to, the net proceeds from the sale of all or a portion of the Property (including any interest on deferred proceeds), from the disposition of the Property following a dissolution of the Company, from hazard or casualty insurance payments in excess of amounts expended in the restoration or repair of the Property or applied to Company obligations, from the condemnation of the Property, or any part thereof, in excess of the amount expended in replacement or restoration of the Property affected by the condemnation or applied to Company obligations, and from any other voluntary or involuntary conversion of the Property, and from any financing or refinancing of the Property.

     "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed with the Secretary of State of Delaware as the same may be amended or restated from time to time.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequently enacted federal revenue laws.

     "Company"  shall  refer to RW Louisville  Hotel  Associates,
LLC.

     "Company Minimum Gain" shall meaning "partnership minimum gain" as set forth in Treasury Regulations Sections 1.704-2(d).

     "Dissolution Event" shall mean with respect to any Manager one or more of the following: the death, insanity, withdrawal, resignation, expulsion, Event of Insolvency, dissolution or occurrence of any other event which terminates the continued membership of any Member unless the Members consent to continue the business of the Company pursuant to Section 8.2.

     "Distributable  Cash" shall mean Cash From Operations,  Cash
From Sale or Exchange and Capital Contributions determined by the Manager to be available for Distribution to the Members.

     "Distribution" shall refer to any money or other property transferred without consideration to Owners with respect to their interests in the Company, but shall not include any payments to the Manager pursuant to Section 6.

     "Economic  Interest"  shall mean  an  interest  in  the  Net
Income, Net Loss and Distributions of the Company but shall not include any right to vote or to participate in the management of the Company.

     "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

     "Event of Insolvency" shall occur when an order for relief against the Member is entered under Chapter 7 of the federal bankruptcy law, or (A) the Member: (1) makes a general assignment for the benefit of creditors, (2) files a voluntary petition under the federal bankruptcy law, (3) files a petition or answer seeking for that Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (4) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature, or (5) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of that Member or of all or a substantial part of that Member's properties, or (B) the expiration of 60 days after either (1) the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, if the proceeding has not been dismissed, or
(2) the appointment without the Member's consent or acquiescence of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties, if the appointment has not been vacated or stayed (or if within 60 days after the expiration of any such stay, the appointment is not vacated).

     "Interest"  shall mean a Membership Interest or an  Economic
Interest.

     "Lender" shall mean Column Financial, Inc., its successors and assigns.

     "Liquidation" means in respect to the Company the earlier of the date upon which the Company is terminated under
Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may exist for purposes of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and in respect to a Member where the Company is not in Liquidation means the date upon which occurs the termination of the Member's entire interest in the Company by means of a distribution or the making of the last of a series of Distributions (whether or not made in more than one year) to the Member by the Company.

     "Loan Documents" shall mean the Promissory Note dated ________, 1998 by the Company in favor of Lender in the principal amount of Eighteen Million Five Hundred Thousand and No/100 ($18,500,000), the Senior Deed of Trust and Security Agreement of even date securing said Note and encumbering the Mortgaged Premises and all documents executed and delivered by or on behalf of the Company in connection therewith.

     "Majority Vote" shall mean the vote of Members (including the Manager) holding more than fifty percent (50%) of the Percentage Interests in the Company.

     "Manager"  shall  refer  to RW Hurstbourne  Hotel,  Inc.,  a
Delaware corporation. The term "Manager" shall also refer to any successor or additional Manager who is admitted to the Company as the Manager.

     "Member" shall mean any person or entity who is admitted to the Company as a Member or Substitute Member and who has not ceased to be a Member.

     "Member Minimum Gain" shall mean "partner nonrecourse debt minimum gain" as determined under Treasury Regulations Section
1.704-2(i)(3).

     "Member Nonrecourse Debt" shall mean "partner nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4).

     "Member Nonrecourse Deductions" shall mean of "partner nonrecourse deductions," and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

     "Membership Interest" shall mean a Member's entire interest in the Company including such Member's Economic Interest and such voting and other rights and privileges that the Member may enjoy by being a Member.

     "Mortgage Loan" shall mean the loan made to the Company by the Lender pursuant to the Loan Documents.

     "Mortgaged Premises" shall have the meaning as set forth  in
Section 1.3.

     "Net Income" or "Net Loss" shall mean, respectively, for each taxable year of the Company the taxable income and taxable loss (exclusive of Built-In Gain or Loss) of the Company as determined for federal income tax purposes in accordance with
Section 703(a) or the Code (including all items of income, gain, loss, or deduction required to be separately stated pursuant to
Section 703(a)(1) of the Code) (other than any specific item of income, gain (exclusive of Built-In Gain), loss (exclusive of Built-In Loss), deduction or credit subject to special allocation under this Agreement), with the following modifications:

          (a) The amount determined above shall be increased by any income exempt from federal income tax;

          (b) The amount determined above shall be reduced by any expenditures described in Section 705(a)(2)(B) of the Code or expenditures treated as such pursuant to Treasury
     Regulations Section 1.704-1(b)(2)(iv)(i);

          (c) Depreciation, amortization and other cost recovery deductions shall be computed based on Book Value instead of on the amount determined in computing taxable income or loss. Any item of deduction, amortization or cost recovery specially allocated to a Member and not included in Net Income or Net Loss shall be determined for Capital Account purposes in a similar manner; and

          (d)  For purposes of this Agreement, Book Gain and Book
     Loss attributable to a revaluation of Property attributable to unrealized gain or loss in such Property shall be treated as Net Income and Net Loss.

     "Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

     "Nonrecourse Deductions" shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations
Section 1.704-2(c).

     "Owner"  shall  mean a Member or the holder of  an  Economic
Interest.

     "Percentage  Interest"  shall  be  one  percent   (1%)   for
Hurstbourne, and ninety-nine percent (99%) for Investors.

     "Prime Rate" shall mean the reference rate announced from time-to-time by the Wall Street Journal, and changes in the Prime
Rate shall be deemed to occur on the date that changes in such rate are announced.

     "Property" shall refer to any or all of such real and tangible or intangible personal property or properties as may be acquired by the Company including the Mortgaged Premises.

     "Regulatory Allocations" shall mean the allocations set forth in Sections 4.2(a) through (g).

     "Special  Purpose Corporation" shall mean a special  purpose
corporation  that  meets the requirements  of  the  Lender.   The
initial Special Purpose Corporation member shall be Hurstbourne.

     "Substituted Member" shall mean any person admitted as a sub stituted Member pursuant to this Agreement.